Filed Under Rule 424(b)(3),
Registration Statement No. 333-46434

Pricing Supplement No. 11 dated September 23, 2002
To Prospectus Dated November 1, 2000 and Prospectus Supplement Dated May 30, 2002

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBS9	$3,407,000.00	100.000%	.625%	$3,385,706.25	4.850%	SEMI- ANNUAL	09/15/2005	03/15/2003	$22.77	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBT7	$1,538,000.00	100.000%	1.000%	$1,522,620.00	5.500%	SEMI- ANNUAL	09/15/2007	03/15/2003	$25.82	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBU4	$3,668,000.00	100.000%	1.200%	$3,623,984.00	6.500%	SEMI- ANNUAL	09/15/2009	03/15/2003	$30.51	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 09/15/2004 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

The PHH Corporation Internotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 09/15/2004 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBV2	$8,478,000.00	100.000%	2.000%	$8,308,440.00	7.500%	SEMI- ANNUAL	09/15/2017	03/15/2003	$35.21	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 09/15/2005 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney, UBS PaineWebber, Wachovia Securities, Wachovia Securities, Inc

The PHH Corporation Internotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 09/15/2005 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

PHH Corporation 1 Campus Drive Parsippany, NJ 07054-0642
Trade Date: Monday, September 23, 2002 @12:00 PM ET

Settle Date: Thursday, September 26, 2002
Minimum Denomination/Increments: $1,000/$1,000
Initial trades settle flat and clear SDFS: DTC Book Entry only

	DTC number: 0262 via BNY Clearing Services, LLC	PHH Corporation $500,000,000.00 InterNotes

If the maturity date or an interest payment date for any note is not a Business Day (as such term is defined in the Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved